Exhibit 10.2

ASSET SECURITY AGREEMENT

THIS ASSET SECURITY AGREEMENT (this “Agreement”), dated as of August 27, 2026, is entered into by and between CERo Therapeutics Inc., a Delaware corporation (“Grantor”), and SRX Global Inc. (f/k/a SRx Health Solutions, Inc.), a Delaware corporation (“Secured Party”).

WHEREAS, Secured Party has agreed to make secured loans (the “Loans”) to CERo Therapeutics Holdings, Inc., a Delaware corporation (“CERo Holdings”), pursuant to that certain Consolidated Senior Secured Promissory Note, dated as of August 25, 2026, made by CERo Holdings in favor of Secured Party in the original principal amount of $5,666,108.77, with the aggregate principal amount of the loans not to exceed $11,666,108.77 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, Grantor owns the assets described on Exhibit A attached hereto;

WHEREAS, Grantor is a wholly-owned subsidiary of CERo Holdings and will benefit from the making of the Loans by the Secured Party to CERo Holdings; and

WHEREAS, as a condition to the Secured Party making the Loans evidenced by the Note, Grantor has agreed to grant Secured Party a security interest in the Collateral to secure the Obligations, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Note.

(a) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to close.

(b) “Collateral” means all of Grantor’s right, title and interest in and to all assets of the Grantor, including without limitation, those assets described on Exhibit A with: (i) all accessions, attachments, additions, improvements, replacements and substitutions relating thereto; (ii) all supporting obligations and all rights to payment or performance relating thereto; (iii) all books, records and information relating thereto; (iv) all claims, causes of action and rights against third parties relating thereto; and (v) all products and proceeds of any of the foregoing, including insurance proceeds.

(c) “Event of Default” means an “Event of Default” under and as defined in the Note.

(d) “Lien” means any lien, pledge, mortgage, security interest, hypothecation, charge, encumbrance, adverse claim, option, right of first refusal, restriction on transfer or other preferential arrangement having the practical effect of constituting a security interest, whether arising by contract, operation of law or otherwise.

(e) “Obligations” has the meaning set forth in Section 3.

(f) “Permitted Liens” means the Liens, if any, specifically described in Part III of Exhibit A.

(g) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection, the effect of perfection or nonperfection, or priority of any security interest created hereunder is governed by the Uniform Commercial Code of another jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect or priority.

2. Grant of Security Interest. As security for the prompt and complete payment and performance of the Obligations, Grantor hereby grants to Secured Party a continuing security interest in all of Grantor’s right, title and interest in and to the Collateral.

3. Secured Obligations. This Agreement and the security interest and rights of Secured Party in the Collateral secure the prompt and complete payment and performance of all principal, interest, fees, costs, expenses and other amounts now or hereafter owing by Grantor to Secured Party under the Note or this Agreement, including all reasonable attorneys’ fees and expenses incurred in enforcing or protecting Secured Party’s rights under the Note or this Agreement, and all renewals, extensions, amendments, restatements and other modifications of any of the foregoing (collectively, the “Obligations”).

4. Representations and Warranties. Grantor represents and warrants to Secured Party as of the date hereof and on each date on which credit is extended under the Note that:

(a) Grantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Note and to grant the security interest created hereby.

(b) The execution, delivery and performance of this Agreement and the Note by Grantor, including the grant of the security interest in the Collateral, have been duly authorized by all necessary corporate action.

(c) The execution, delivery and performance of this Agreement and the Note and the creation and enforcement of the security interest contemplated hereby do not violate Grantor’s or the Subsidiary’s organizational documents or any material agreement binding on Grantor, the Subsidiary or the Collateral and do not require any consent that has not been obtained.

(d) Grantor is the sole legal and beneficial owner of all existing Collateral, free and clear of all Liens other than Permitted Liens, and has good title thereto and the right to grant a security interest therein.

(e) The information set forth on Exhibit A is true, complete and correct and describes the Specified Assets with sufficient specificity to identify them.

(f) No financing statement, control agreement or other instrument covering any Collateral is on file or in effect in favor of any person other than Secured Party, except with respect to Permitted Liens.

(g) Upon the filing of appropriate financing statements and the completion of any additional actions required under Section 5 for the applicable type of Collateral, the security interest created hereby will be perfected to the extent perfection may be accomplished by such actions.

5. Perfection; Delivery; Further Assurances.

(a) Grantor authorizes Secured Party to file financing statements and amendments describing the Collateral in any filing office reasonably deemed appropriate by Secured Party. Without limiting the foregoing, the parties anticipate that a UCC-1 financing statement will be filed against Grantor in Delaware.

(b) If any Collateral consists of instruments, tangible chattel paper, negotiable documents or other property as to which possession is an available method of perfection, Grantor shall, upon Secured Party’s request, deliver such Collateral to Secured Party, duly endorsed or accompanied by appropriate instruments of transfer executed in blank.

(c) To the extent any Collateral consists of a deposit account, securities account, electronic chattel paper, letter-of-credit right or other property as to which control is an available or required method of perfection, Grantor shall execute and deliver, and shall cause the applicable bank, securities intermediary, issuer or other third party to execute and deliver, such control agreements or other instruments as Secured Party may reasonably request.

(d) To the extent perfection of a security interest in any Collateral is governed by a certificate-of-title statute or requires a filing or recording outside the UCC filing system, Grantor shall execute and deliver such applications, notices, filings, recordings or other instruments as Secured Party may reasonably request.

(e) Grantor shall, at its expense, promptly execute and deliver such additional instruments, assignments, stock powers, control agreements, financing statements and other documents, and take such other actions, as Secured Party may reasonably request to create, preserve, perfect, protect or enforce the security interest and rights created hereby.

6. Covenants. Until this Agreement terminates, Grantor shall:

(a) not sell, assign, lease, license, transfer, exchange, redeem or otherwise dispose of, or grant any option or Lien on, any Collateral, except for Permitted Liens or as expressly permitted in writing by Secured Party;

(b) defend its title to the Collateral and Secured Party’s security interest therein against all claims and demands of all persons other than holders of Permitted Liens;

(c) maintain the tangible Collateral in good working order and condition, ordinary wear and tear excepted, and use the Collateral in compliance in all material respects with applicable law;

(d) maintain insurance with financially sound insurers in such amounts and against such risks as is customary for similarly situated businesses and, upon Secured Party’s reasonable request, name Secured Party as lender loss payee with respect to the Collateral;

(e) pay when due all taxes, assessments and charges imposed on the Collateral, except those being contested in good faith by appropriate proceedings for which adequate reserves have been established;

(f) maintain complete and accurate records concerning the Collateral and permit Secured Party, upon reasonable prior notice and during normal business hours, to inspect the Collateral and such records; provided that no prior notice shall be required during the continuance of an Event of Default;

(g) promptly notify Secured Party of any material loss of or damage to the Collateral or any claim, Lien, levy, attachment or other adverse interest asserted against any Collateral;

(h) not change its legal name, jurisdiction of organization, organizational form or chief executive office; and

(i) not relocate any material tangible Collateral from the location specified on Exhibit A unless Grantor provides Secured Party at least thirty (30) days’ prior written notice and takes all actions reasonably requested by Secured Party to preserve the perfection and priority of its security interest.

7. Rights and Remedies Following Default.

(a) Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have all of the rights and remedies of a secured party under the UCC and other applicable law, regardless of the jurisdiction in which all or any portion of the Collateral may be located, and may, but shall not be obligated to: (i) take possession of the Collateral, with or without judicial process; (ii) require Grantor to assemble the Collateral and make it available to Secured Party at a place reasonably designated by Secured Party; (iii) collect, enforce, settle or compromise any accounts, contract rights, instruments or other rights to payment included in the Collateral; (iv) exercise all rights, powers and remedies of an owner with respect to the Collateral; and (v) sell, lease, license, assign or otherwise dispose of all or any part of the Collateral at any public or private disposition.

(b) Secured Party shall give Grantor at least ten (10) Business Days’ prior written notice of the time and place of any public disposition or the time after which any private disposition or other intended disposition is to be made, and such notice shall be deemed commercially reasonable. Any disposition may be for cash, on credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as Secured Party shall determine, subject to the UCC and other applicable law.

(c) At any public disposition, and at any private disposition to the extent permitted by applicable law, Secured Party may bid for and purchase the whole or any part of the Collateral so disposed of, free from any right or equity of redemption.

(d) Neither failure nor delay on the part of Secured Party to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Secured Party’s rights and remedies shall be cumulative.

8. Authorization; Power of Attorney. Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate Secured Party has a security interest in the Collateral and (b) provide any other information required by the UCC of any jurisdiction for the sufficiency or filing-office acceptance of any financing statement or amendment. Grantor hereby appoints Secured Party as Grantor’s attorney-in-fact, with full power of substitution, to take any action and execute any instrument in Grantor’s name that Secured Party reasonably deems necessary to preserve, perfect or enforce its security interest or exercise its rights under this Agreement; provided that, other than the filing of financing statements and amendments, Secured Party shall exercise such power of attorney only during the continuance of an Event of Default. This appointment is irrevocable and coupled with an interest.

9. Secured Party’s Performance. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause the performance of, such agreement, and the reasonable expenses incurred by Secured Party in connection therewith shall constitute Obligations. Secured Party shall have no obligation to perform any such agreement.

10. Standard of Care. Secured Party shall exercise reasonable care in the custody and preservation of any Collateral in its possession. Secured Party shall not be liable for any action taken or omitted with respect to the Collateral except to the extent resulting from its gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction.

11. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priority: (a) first, to pay the expenses of such sale or other realization, including reasonable attorneys’ fees and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, and any other unreimbursed expenses for which Secured Party is to be reimbursed pursuant to this Agreement; (b) second, to the payment of accrued and unpaid interest on the Note; (c) third, to the payment of principal outstanding under the Note; (d) fourth, to the payment of any other Obligations; and (e) finally, any surplus then remaining after all Obligations have been indefeasibly paid in full in cash shall be paid to Grantor or as a court of competent jurisdiction may direct. Grantor shall remain liable to Secured Party for any deficiency remaining after the application of such proceeds.

12. No Marshaling. Secured Party shall not be required to marshal any collateral or other assets in favor of Grantor or any other person or to proceed against any collateral or person in any particular order.

13. Continuing Security Interest. This Agreement creates a continuing security interest and shall remain in effect notwithstanding any extension, renewal, amendment, restatement or other modification of the Note or any waiver or forbearance by Secured Party, except as otherwise expressly provided in a written agreement signed by Secured Party.

14. Termination. This Agreement shall automatically terminate when all Obligations have been indefeasibly paid and performed in full and any commitment of Secured Party to extend credit under the Note has terminated. Promptly thereafter, Secured Party shall, at Grantor’s expense, return any Collateral in its possession and execute and deliver reasonable UCC termination statements and other releases, in each case without representation, warranty or recourse.

15. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered in the manner specified in the Note.

16. Binding Effect; Assignment. This Agreement binds Grantor and its successors and permitted assigns and benefits Secured Party and its successors and assigns. Grantor may not assign or transfer this Agreement or any of its rights or obligations hereunder without Secured Party’s prior written consent. Secured Party may assign this Agreement together with an assignment of the Note in accordance with the Note.

17. Governing Law; Jurisdiction. This Agreement and all claims arising hereunder shall be governed by the laws of the State of New York, without regard to conflicts-of-law principles that would require application of another jurisdiction’s laws, except to the extent that applicable law mandatorily governs the creation, perfection, priority or enforcement of the security interest in the Collateral. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in The City of New York, Borough of Manhattan and waives any objection based on venue or forum non conveniens.

18. Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

19. Amendments; Waivers; Entire Agreement. No amendment or waiver of any provision of this Agreement is effective unless set forth in a writing signed by the party against whom enforcement is sought. No waiver of any breach shall be deemed a waiver of any other or subsequent breach. This Agreement and the Note constitute the entire agreement of the parties concerning the subject matter hereof and thereof and supersede all prior agreements and understandings concerning such subject matter.

20. Severability. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, such provision shall be ineffective in that jurisdiction only to the extent of such invalidity or unenforceability, without affecting the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

21. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures delivered electronically or in PDF format shall be effective as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANTOR:

CERo THERAPEUTICS, INC.

By:
Name:	[●]
Title:	[●]

SECURED PARTY:

SRX GLOBAL INC.

By:
Name:	[●]
Title:	[●]

[Signature Page to Asset Security Agreement]

EXHIBIT A

SPECIFIED ASSETS

All assets related to the Grantor and CERo Holdings related to the business of development of T cell therapeutics for the treatment of cancer, including, without limitation, intellectual property (United States, France, Germany, Italy, Spain, United Kingdom, Denmark, Finland, Norway, Sweden, Switzerland, China, Japan, Hong Kong, Canada, Korea, and Mexico, patents and patent applications for processes and materials used in CER-1236 T cell expression as well as its use in combination therapies), studies, trials, investigations, FDA applications related to the Grantor and CERo Holdings CER-T cell therapy (including CER-1236 T-cells). Included in the assets are the issued patents set forth below:

●	U.S. Patent No. 11,708,423, having an anticipated expiration date of March 26, 2039, including 186 days of patent term adjustment awarded by the USPTO;

●	U.S. Patent No. 12,291,557, having an anticipated expiration date of March 10, 2042, including 1,079 days of patent term adjustment awarded by the USPTO;

●	U.S. Patent No. 12,303,551, having an anticipated expiration date of March 26, 2039, subject to terminal disclaimer;

●	EP Patent No. 3,519,441 (validated in the United Kingdom, France, Spain, Germany, and Italy), having an anticipated expiration date of September 26, 2037, absent any available patent term adjustments or extensions;

●	EP Patent No. 3,688,032 (validation in the United Kingdom, France, Spain, Germany, Italy, Denmark, Finland, Norway, Sweden, Switzerland) having an anticipated expiration date of September 21, 2038, absent any available patent term adjustments or extensions;

●	EP Patent No. 4,376,874 (validation in designated countries in progress) having an anticipated expiration date of July 28, 2042, absent any available patent term adjustments or extensions;

●	JP Patent No. 7,730,008 having an anticipated expiration date of September 26, 2037, absent any available patent term adjustments or extensions;

●	JP Patent No. 7,286,658 having an anticipated expiration date of September 21, 2038, absent any available patent term adjustments or extensions; and

●	CN Patent No. ZL201880076426.1 having an anticipated expiration date of September 21, 2038, absent any available patent term adjustments or extensions.

●	CN Patent No. ZL201980036210.7 having an anticipated expiration date of March 27, 2039, absent any available patent term adjustments or extensions.